BILL OF SALE (ESN 889728)
KNOW ALL MEN BY THESE PRESENTS that WELLS FARGO TRUST COMPANY, NATIONAL ASSOCIATION, not in its individual capacity but solely as owner trustee ("Seller") and CONTRAIL AVIATION LEASING, LLC, a Wisconsin limited liability company ("Owner Participant"), in consideration of value received, the receipt of which is hereby acknowledged, do hereby grant, sell, transfer and deliver to SUN COUNTRY, INC. d/b/a SUN COUNTRY AIRLINES ("Buyer"), all of their right, title and interest in and to the following (collectively, the "Equipment"):
(a)    one (1) CFM International, Inc. model CFM56-7B22 (described on the International Registry as a CFM model CFM56-7B) aircraft engine bearing manufacturer's serial number 889728 in fully QEC’d configuration (including but not limited to, inlet cowl, exhaust nozzle, hydraulic pump and integrated drive generator) as defined by the B737 Powerplant Buildup Manual (Boeing Document D633A106) (collectively, the "Engine"); and
(b)    all Parts and all equipment, accessories and parts belonging to, installed in or appurtenant to the Engine, together with the Engine Documentation and one (1) new DAE Industries CFM56-7 engine stand, part number 3227B, serial number M333720-2;
TO HAVE AND TO HOLD said Equipment unto Buyer forever.
Seller and Owner Participant hereby, jointly and severally, warrant to Buyer that they are the owner of full, legal and beneficial title to the Equipment, that there is hereby conveyed to Buyer, on the date hereof, good and marketable title to, and all of Seller's and Owner Participant's right, title and interest in and to, the Equipment, and free and clear of all Liens created by or through the Seller or Owner Participant but subject to and with the benefit of the Lease and any Liens permitted thereunder (or which are otherwise the responsibility of Buyer, as lessee under the Lease).
This Bill of Sale is made and delivered pursuant to the provisions of that certain Engine Lease Agreement, dated as of November 22, 2019, between Seller and Buyer (the "Lease"). The transfer location is Minneapolis-St. Paul International Airport (MSP) and the time of delivery of this Bill of Sale is 10:38 am (Local Time) on this sixth day of January, 2020 (the “Transfer Date”). The terms "Engine Documentation", "Liens" and "Parts" shall have the same meanings in this Bill of Sale as in the Lease.
Except as otherwise expressly provided in the Lease and this Bill of Sale, the Equipment is sold and transfer of title to Buyer shall be on an "AS IS, WHERE IS" and "WITH ALL FAULTS" basis.
This Bill of Sale and any non-contractual matters arising out of or in connection with this Bill of Sale are governed by and shall be construed in accordance with the laws of the State of New York without regard to principles of conflict of law (other than Section 5-1401 of the General Obligations Law of New York).

IN WITNESS WHEREOF, Seller and Owner Participant have caused this Bill of Sale to be duly executed and delivered on the Transfer Date set forth above.

WELLS FARGO TRUST COMPANY,
NATIONAL ASSOCIATION, not in its
individual capacity but solely as
owner trustee

By:
Name:
Title:

CONTRAIL AVIATION LEASING, LLC

By:
Name:
Title:

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